Exhibit 10.1
EXECUTIVE TRANSITION AND SEPARATION AGREEMENT
This Executive Transition and Separation Agreement (“Agreement”), dated as of the 27th day of February, 2025, is by and between Green Plains Inc., an Iowa corporation (“GPRE”) and Todd Becker, an individual (“Executive” and, together with GPRE, the “Parties”).
RECITALS
A.    Executive is employed full time as the Chief Executive Officer (“CEO”) of GPRE.
B.    Executive serves at the pleasure of the Board of Directors of GPRE (“Board”), and his employment may be terminated by GPRE or by Executive at any time, subject to the terms of his Employment Agreement dated May 7, 2008, as amended (the “Employment Agreement”).
C.    The Parties desire to provide for a transition period and termination of Executive’s employment with GPRE in an amicable and orderly way, and to settle any and all disputes, known and unknown, in accordance with the terms and conditions set forth in this Agreement.
In consideration of the foregoing and the promises contained in this Agreement, the Parties hereby agree as follows:
I.DEFINITIONS
The following definitions shall be applicable for the purposes of this Agreement:
A.“Agreement” has the meaning set forth in the Preamble.
B.“GPRE” has the meaning set forth in the Preamble.
C.“Board” has the meaning set forth in the Recitals.
D.“Claims” means any and all claims, damages, losses, liabilities, debt, obligation, demands, judgments, controversies, and causes of action of every kind and nature whatsoever, foreseen or unforeseen, known or unknown, which have arisen between Executive and the Company up to the execution date of this Agreement by Executive (collectively hereinafter “Claims”) including but not limited to, any Claims Executive may have relating to Executive’s employment with the Company; Claims for breach of an actual or implied contract; Claims under any severance pay plan or policy with or provided by the Company; Claims of unjust or tortious discharge; Claims for attorney fees or costs; Claims of negligence, intentional or negligent infliction of emotional distress, negligent hire/retention/supervision or other negligence, emotional distress, fraud (including fraud or fraudulent inducement) or misrepresentation of any kind, detrimental reliance, or tortious interference with contract or business expectancy; Claims of defamation, libel, and/or slander; any other public policy, contract, tort, or common law Claims; Claims for discrimination or retaliation, and all Claims under the Civil Rights Act of 1866, 42 U.S.C. § 1981, Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000 et seq., the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Employee Retirement Income Security Act (“ERISA”), 29 U.S.C. § 1001 et seq. as amended by the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) as amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”), the Fair Labor Standards Act of 1938, 29 U.S.C. § 201 et seq., and any other federal, state or local wage law, the Genetic Information Nondiscrimination

Act (“GINA”), the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., the False Claims Act, 31 U.S.C. § 3729 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Securities Exchange Act of 1934, the Investment Advisers Act of 1940, Nebraska Fair Employment Practice Act, Neb. Rev. Stat. § 48-1101 et seq., Nebraska AIDS Discrimination Act, Neb. Rev. Stat. § 20-167 et seq., Nebraska Equal Pay Act, Neb. Rev. Stat. § 48-1219 et seq., Nebraska Law on Genetic Information and Testing, Neb. Rev. Stat. § 48-236 et seq., Nebraska Age Discrimination in Employment Act, Neb. Rev. Stat. § 48-1001 et seq., Nebraska Non-English-Speaking Workers Protection Act, Neb. Rev. Stat. § 48-2207 et seq., Nebraska Family Military Leave Law, Neb. Rev. Stat. § 55-503 et seq., Nebraska Drug and Alcohol Testing Laws, Neb. Rev. Stat. §§ 48-1901 et seq., and Nebraska Privacy Laws, Neb. Rev. Stat. §§ 22-201 to 20-211 and 25-840.01, Claims (whether direct or derivative) arising from being a shareholder of the Company, Claims relating to Executive’s application for hire, employment, or termination thereof; and any Claims which Executive may have arising under or in connection with any and all local, state or federal ordinances, statutes, rules, regulations, executive orders or common law, up to and including the date of Executive’s execution of this Agreement. The defined term “Claims” does not include claims by Executive for: (1) unemployment insurance; (2) worker’s compensation benefits; (3) state disability compensation; (4) previously vested benefits under any Company-sponsored benefits plan that is subject to ERISA and cannot be released pursuant to ERISA; (5) unpaid overtime or violations of minimum wage obligations under the federal Fair Labor Standards Act, 29 U.S.C. Sections 201 et seq.; (6) continued benefits in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”); (7) enforcement of the terms of this Agreement; or (8) any other rights that cannot by law be released by private agreement.
E.“Company” means GPRE and any current or former parent, subsidiary, predecessor, entity, division, or affiliated company of GPRE, or successor or assign of any of them, or any benefit plan maintained by any of them, and the current, former and future directors, officers, employees, trustees, shareholders and agents of any or all of them.
F.“Effective Date” means the first date upon which all of the following have occurred: (1) Executive has executed this Agreement, (2) the Agreement, signed by Executive, has been received by GPRE’s Chief Legal & Administration Officer, and (3) an authorized representative of GPRE has executed the Agreement.
G.“Executive” has the meaning set forth in the preamble.
H.“Termination Date” has the meaning set forth in Section II.A(ii).
I.“Transition Period” means the period commencing on the Effective Date and ending on the Termination Date.
II.COVENANTS
A.Transition Period and Termination.
(i)Transition Period. During the Transition Period:
(1)until the earliest to occur of the following: (i) Executive resigns as CEO with the written consent of the Board as delivered by GPRE’s Chief Legal & Administration Officer, (ii) the placement on the Board of any additional or different directors not members of the Board as of the date of this Agreement; (iii) March 1, 2025; or (iv) Executive’s death (the date between the date that the Parties enter into this Agreement and the earliest of clauses (i) through (iv) to occur is referred to herein as the “Transition Period”), the Executive shall continue to serve actively in the position of CEO, in good faith and in full compliance with the Company’s policies, procedures and internal controls. Executive’s base salary during the Transition Period while serving as the CEO during the Transition Period shall be the same as Executive’s base salary immediately prior to the Transition Period.
(ii)Termination. Executive’s employment shall terminate on the first to occur of the following (the “Termination Date”):
(1)the date mutually agreed in writing by the Board and Executive; and
(2)the end of the Transition Period.
(iii)Effect of Termination. In the event that Executive’s employment is terminated during or upon the end of the Transition Period pursuant to Section II.A(ii)(1) or (2) of this Agreement, and Executive has fully complied with all of his obligations in this Agreement (including by timely executing and returning the Release as described in Section II.B[ii], or upon the timely execution and return of the Release by an authorized representative of Executive’s estate in the event the Transition Period ends due to Executive’s death), Executive shall receive the benefits and payments set forth on Addendum A to this Agreement. If Executive voluntarily terminates his employment with GPRE during the Transition Period (and prior to the Termination Date described in Section II(A)(ii)(1) or (2) of this Agreement) he will not be entitled, to the extent not already paid, to any of the benefits or payments set forth in Addendum A, and he will not be entitled to the continued payment of the base compensation set forth in II.A(i)(1) for any period following the date Executive’s employment with GPRE ends. Regardless of the circumstances in which Executive’s employment ends, and notwithstanding any other provision of this Agreement, Executive shall be entitled to receive payment for any accrued, unused vacation with GPRE that exists as of the date that such employment ends.
B.Mutual Release Of Claims
(i)As a material inducement to each party to enter into this Agreement, Executive (on behalf of Executive and Executive’s heirs, executors, administrators, agents, representatives and assigns) on the one hand, and the Company and its affiliated entities on the other hand, as a free and voluntary act, hereby forever release and discharge the other for any Claims of any kind whatsoever, which may have arisen on or prior to Executive’s execution of this Agreement, including but not limited to (1) Claims relating in any way to Executive’s employment (including performance) with the Company and/or the employment opportunities that were provided and/or denied to Executive, (2) Claims relating in any way to the separation of Executive’s employment, including, but not limited to, any claims Executive or GPRE (or its affiliates) may have under the Employment Agreement, (3) Claims related to Executive’s compensation provided by the Company, (4) Claims related to any and all long term and short term incentive plans, including without limitation, Executive agrees that all equity awards that are unvested as of the date of this Agreement shall vest as set forth in Addendum A, (5) Claims related to any other matter, cause or thing whatsoever which may have occurred between Executive and the Company on or prior to Executive’s execution of this Agreement; provided that Executive shall not release any rights he may have under any indemnification agreement or Company policy or any fiduciary (including Directors & Officers) insurance agreement.

(ii)Waiver of Rights following Termination Date. As a material inducement for GPRE to enter into this Agreement, Executive agrees to provide GPRE with an executed Confirming Release Agreement (“Release”) in form and substance as set forth in Addendum B, which Release must be signed by Executive no earlier than the Termination Date and no later than 21 days after the Termination Date, and which Release is a condition of payment of the separation benefits set forth on Addendum A. For the avoidance of doubt, Executive acknowledges that he shall have no rights to the separation benefits and payments set forth on Addendum A but for his timely execution and return to GPRE of the Release, as described in this Section II.B[ii].
(iii)Release Applies to Representative Actions. The above release applies to any Claims brought by any person or agency on behalf of Executive, or any class or representative action pursuant to which Executive may have any right or benefit. Executive waives his right to and promises not to accept any recoveries, benefits, or injunctive relief which may be obtained on Executive’s behalf by any other person or agency or in any class or representative action that may include or encompass any of the released Claims, and Executive assigns any such recovery or benefit to GPRE.
(iv)Notwithstanding the release of Claims herein, nothing herein shall prevent Executive from filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission (“EEOC”), the Securities and Exchange Commission (“SEC”) or other governmental or regulatory agency or commission or participating in any investigation or proceeding conducted by the EEOC, SEC or other federal, state or local governmental agency, commission or regulatory authority (each a “Governmental Agency” and collectively “Governmental Agencies”) or cooperating with such agency; however, Executive understands and agrees that, to the extent permitted by law, Executive is waiving any and all rights to recover from the Company based on any of the Claims released herein, including any relief that may result from any Governmental Agency proceeding or subsequent legal actions. Nothing herein waives Executive’s right to receive an award for information provided to a Governmental Agency (including, for the avoidance of doubt, any monetary award or bounty from any governmental agency or regulatory or law enforcement authority in connection with any protected “whistleblower” activity), and nothing herein or in any other agreement between Executive and the Company shall prohibit or restrict Executive from (i) initiating communications directly with, cooperating with, providing information or making statements to, causing information to be provided to, or otherwise assisting in an investigation by, any Governmental Agency; (ii) responding to any inquiry or legal process directed to Executive from any Governmental Agency; (iii) testifying, participating or otherwise assisting in any action or proceeding by any Governmental Agency; or (iv) making any disclosures that are protected under the whistleblower provisions of any applicable law. Nothing in this Agreement requires Executive to obtain prior authorization before engaging in any conduct described in this Section II.B[iv] or to notify the Company that Executive has engaged in any such conduct.
C.Nondisparagement.
(i)Executive hereby agrees that Executive shall not make, or cause to be made, any disparaging statements or remarks (whether orally or in writing) or any other statements or remarks (whether orally or in writing that may be considered to be derogatory or detrimental to the good name or business reputation of the Company. Executive further agrees not to make any deliberately or maliciously false statements or remarks regarding the Company or its operations.

(ii)GPRE, including its former, current, and future executives, officers, and directors, and its affiliated entities and the former, current, and future executives, officers, and directors of GPRE’s affiliated entities, hereby agree not to make or cause to be made: (x) any disparaging statements or remarks (whether orally or in writing) with respect to Executive, (y) any other statements or remarks (whether orally or in writing that may be considered to be derogatory or detrimental to the good name or business reputation of Executive, or (z) any deliberately or maliciously false statements or remarks regarding Executive.
(iii)Notwithstanding the foregoing, nothing in this Section II.D shall prevent any person from making any statement to any Governmental Agencies or as required by law or legal process or from engaging in any activity described in Section II.B[iv] above.
D.Reasonable Assistance with Matters. Executive shall, from time to time over the three (3) months following the Termination Date, as reasonably requested by the Company, answer questions and participate in discussions related to the Company.
E.Other Agreements.
(i)Executive and GPRE entered into the Employment Agreement at the inception of Executive’s employment with GPRE and in consideration of Executive’s then new employment with GPRE. Executive acknowledges and agrees that the Employment Agreement is superseded by this Agreement and that as of the Effective Date, Executive has no rights to severance payments or benefits other than as set forth in this Agreement (including, for the avoidance of doubt, as set forth in Section 4.3 and 7.2 of the Employment Agreement or pursuant to the Green Plains, Inc. Executive Change in Control Severance Plan (the “Severance Plan”) or the participation letter between Executive and GPRE dated August 2, 2023 through which Executive became eligible to participate in the Severance Plan), as the entirety of the separation pay and benefits for which Executive is eligible to receive from the Company upon or following the Effective Date is set forth in this Agreement.
(ii)Notwithstanding the foregoing, the Parties agree that Sections 9 (Confidential Information) and 10 (Inventions) of the Employment Agreement shall remain in full force and effect and shall survive the termination of Executive’s employment, regardless of the reason for such termination; provided, however, nothing in Section 9 of the Employment Agreement shall prevent or limit Executive from making any statements or taking any actions described in Section II.B(iv) above.
F.Executive’s Resignation. As a free and voluntary act, Executive agrees to resign from GPRE effective on the Termination Date, and Executive’s resignation from GPRE shall be effective on the Termination Date. Unless otherwise agreed to in writing by GPRE, Executive further agrees that he has no right to future employment or consulting or contracting employment with GPRE at any time after the Termination Date.
G.Agreement on Public Announcement. GPRE agrees that the public announcement of Executive’s voluntary resignation will be mutually agreeable to both Parties.
H.Executive’s Agreement To Resign From All Executive Positions. As a free and voluntary act, Executive agrees to resign from all officer and director positions he holds at the Company as of the Termination Date, and the Parties agree that as of the Termination Date, Executive shall no longer hold any officer, director, or other positions with the Company.

III.ADDITIONAL PROVISIONS
A.Voluntary Agreement. Executive acknowledges that he is only entitled to the consideration specified in this Agreement as the result of his execution of this Agreement and compliance with the terms herein, and that Executive’s execution of the Agreement is knowing and voluntary.
B.Severability. In case any one or more of the provisions of this Agreement shall be found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired. Further, any provision found to be invalid, illegal or unenforceable shall be deemed, without further action on the part of the parties to this Agreement, to be modified, amended and/or limited to the minimum extent necessary to render such clauses and/or provisions valid and enforceable.
C.Entire Agreement. This Agreement, together with Sections 9 and 10 of the Employment Agreement, constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement, and may be amended, modified or superseded only by a written agreement signed by each Party. No prior, contemporaneous or future oral statements shall modify or otherwise affect the terms and provisions of this Agreement.
D.Choice Of Law. This Agreement shall be construed in accordance with the substantive laws of the state of Nebraska without regard to its conflict of laws principles.
E.No Admission Of Liability. GPRE denies that the Company has taken any improper action against Executive or that the Company has violated any federal, state, or local law or common law principle in its treatment or compensation of him. Executive denies that he has engaged in any improper conduct with respect to his position at the Company and denies that he has violated any federal, state, or local law or common law principle with respect to his role with the Company. This Agreement shall not be admissible in any proceeding as evidence of any improper conduct by Executive or the Company.
F.Assignment. Neither Party may assign its rights or obligations under this Agreement to any other party without the prior written consent of the other Party to this Agreement, which consent shall not be unreasonably withheld. As an exception to this provision, GPRE may assign this Agreement to an affiliated entity or a successor (which includes a purchaser of more than 50% of GPRE’s assets) without Executive’s prior approval.
G.Authority. Executive and the undersigned representative of GPRE both separately represent and warrant that they each, respectively, have the right and authority to execute this Agreement, and that they each, respectively, have not sold, assigned, transferred, conveyed, or otherwise disposed of any Claims or potential Claims relating to any matter covered by this Agreement.
H.Binding Effect. This Agreement is binding upon the Parties, their heirs, representatives, executors, administrators, successors, and assigns.
I.Drafting Of Agreement. This is an important legal document, and GPRE advises Executive to consult with an attorney prior to entering into this Agreement. The Parties each acknowledge that they each, respectively, have had the opportunity to retain counsel of their own choosing concerning the making and entering into this Agreement; that they have read and fully understand the terms of this Agreement and have had the opportunity to have it reviewed and approved by their counsel of choice, with adequate opportunity and time for such review; and that they are fully aware of its contents and of its legal effect. The parties further agree that this

Agreement shall not be construed against any Party on the grounds that such Party drafted this Agreement. Instead, this Agreement shall be interpreted as though drafted equally by all of the Parties.
J.Counterparts. This Agreement and any Addenda hereto may be executed in several counterparts, each of which will be deemed an original and all of which will constitute but one and the same instrument. An electronic facsimile of a signature, when delivered by the signing party to the non-signing party, will have the same force and effect as an original.
[Signature page follows.]

YOUR SIGNATURE BELOW ACKNOWLEDGES THAT YOU HAVE READ THIS AGREEMENT CAREFULLY IN ITS ENTIRETY THAT YOU KNOW AND UNDERSTAND ITS CONTENTS, AND THAT YOU ENTER INTO THIS AGREEMENT FREELY AND AS A VOLUNTARY ACT.

Executive		Green Plains Inc.

/s/ Todd Becker		/s/ Jim Anderson
Todd Becker		Name: Jim Anderson
Title: Chairman

Dated:	February 27, 2025	Dated:	February 27, 2025

ADDENDUM A
Green Plains Inc. shall provide the following consideration to Executive (or in the event of Executive’s death, to his estate) pursuant to Section II.A. of the Agreement:
A.    Severance Payment. A single lump sum payment equal to $2,040,000, less applicable tax withholding (the “Severance Payment”), to be paid on GPRE’s first regular pay date following the date that the Release attached as Addendum B to this Agreement has been timely signed and returned to GPRE and the revocation period for such Release has expired without Executive having exercised his revocation right (such date that the revocation period expires without Executive having exercised his revocation right, the “Release Effective Date”).
B.    Restricted Stock Vesting. Vesting of all outstanding restricted stock awards held by Executive immediately prior to the Termination Date, with such vesting to occur on the Release Effective Date. The Company will withhold the applicable taxes associated with such vesting through “net settlement” by withholding a number of shares equal to the value of such tax withholding and remitting the dollar value of the withheld shares to the applicable tax authorities.
C.    PSU Vesting. Vesting of all outstanding performance share unit awards held by Executive immediately prior to the Termination Date (including performance share unit awards granted in 2022) at target (100%) performance level on the Release Effective Date (regardless of actual performance), with such vesting to occur on the Release Effective Date, and settlement of such awards otherwise in accordance with their terms. The Company will withhold the applicable taxes associated with such settlement through “net settlement” by withholding a number of shares equal to the value of such tax withholding and remitting the dollar value of the withheld shares to the applicable tax authorities.

Addendum A-1

ADDENDUM B
Confirming Release Agreement
This Confirming Release Agreement (this “Release”) is the Release referenced in Section II.B[ii] of that certain Executive Transition and Separation Agreement (the “Transition Agreement”) dated as of the 27th day of February, 2025 made by and between Todd Becker (“Executive”) and Green Plains Inc. (“GPRE”). Capitalized terms not defined herein have the meaning given to them in the Transition Agreement. In signing below, Executive agrees as follows:
The terms of this Release are as follows:
1.Release. For good and valuable consideration, including the separation benefits and payments set forth on Addendum A of the Transition Agreement, Executive (on behalf of Executive and Executive’s heirs, executors, administrators, agents, attorneys, representatives and assigns), hereby releases GPRE and any current or former parent, subsidiary, predecessor, entity, division or affiliated company of GPRE or successor assign of any of them, or any benefit plain maintained by any of them, and the current and former directors, officers, employees, trustees, shareholders and agents of any or all of them (collectively hereinafter the “Company Releasees”) from any and all claims, damages, losses, liabilities, debt, obligation, demands, judgments, controversies, and causes of action of every kind and nature whatsoever, foreseen or unforeseen, known or unknown, which have arisen between Executive and the Company Releasees up to the execution date of this Release by Executive (collectively hereinafter “Confirming Release Claims”) as follows:
a.Full and General Release. Executive agrees to release and forever discharge GPRE and the other Company Releasees from any and all Confirming Release Claims, including but not limited to, any Confirming Release Claims Executive may have relating to Executive’s employment; Confirming Release Claims for breach of an actual or implied contract; Confirming Release Claims for attorney fees or costs; Confirming Release Claims under any severance pay plan or policy with or provided by the Company; Confirming Release Claims of unjust or tortious discharge; Confirming Release Claims of negligence, intentional or negligent infliction of emotional distress, negligent hire/retention/supervision or other negligence, emotional distress, fraud (including fraudulent inducement) or misrepresentation of any kind, detrimental reliance, or tortious interference with contract or business expectancy; Confirming Release Claims of defamation, libel, and/or slander or any other public policy, contract, or common law Confirming Release Claims; all Confirming Release Claims for discrimination or retaliation, all Confirming Release Claims under the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Civil Rights Act of 1964, 42 U.S.C. § 2000 et seq., the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Employee Retirement Income Security Act, 29 U.S.C. § 1001 et seq. as amended by the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) as amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”), the Fair Labor Standards Act of 1938 and any other federal, state or local wage law, 29 U.S.C. § 201 et seq., the Genetic Information Nondiscrimination Act (“GINA”), the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., the False Claims Act, 31 U.S.C. § 3729 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., Nebraska Fair Employment Practice Act, Neb. Rev. Stat. § 48-1101 et seq., Nebraska AIDS Discrimination Act, Neb. Rev. Stat. § 20-167 et seq., Nebraska Equal Pay Act, Neb. Rev. Stat. § 48-1219 et seq., Nebraska Law on Genetic Information and
Addendum B-1

Testing, Neb. Rev. Stat. § 48-236 et seq., Nebraska Age Discrimination in Employment Act, Neb. Rev. Stat. § 48-1001 et seq., Nebraska Non-English-Speaking Workers Protection Act, Neb. Rev. Stat. § 48-2207 et seq., Nebraska Minimum Wage and Overtime Laws, Neb. Rev. Stat. § 48-1202 et seq., Nebraska Family Military Leave Law, Neb. Rev. Stat. § 55-503 et seq., Nebraska Drug and Alcohol Testing Laws, Neb. Rev. Stat. §§ 48-1901 et seq., and Nebraska Privacy Laws, Neb. Rev. Stat. §§ 22-201 to 20-211 and 25-840.01, Confirming Release Claims (whether direct or derivative) arising from being a shareholder of any Company Releasee; Confirming Release Claims relating to Executive’s application for hire, employment, or termination thereof; and any Confirming Release Claims which Executive may have arising under or in connection with any and all local, state or federal ordinances, statutes, rules, regulations, executive orders or common law, up to and including the date of Executive’s execution of this Release.
b.The defined term “Confirming Release Claims” does not include claims by Executive for: (1) unemployment insurance; (2) worker’s compensation benefits; (3) state disability compensation; (4) previously vested benefits under any Company-sponsored benefits plan that is subject to ERISA and cannot be released pursuant to ERISA; (5) unpaid overtime or violations of minimum wage obligations under the federal Fair Labor Standards Act, 29 U.S.C. Sections 201 et seq.; (6) continued benefits in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”); (7) enforcement of rights under the Transition Agreement that arise following the date this Release is signed by Executive; or (8) any other rights that cannot by law be released by private agreement.
c.ADEA Release. Executive agrees to release and forever discharge GPRE and the other Company Releasees from any and all Confirming Release Claims relating to his employment with arising under the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. § 621 et seq., and as modified by the Older Workers’ Benefits Protection Act, 29 U.S.C. § 626(f). Nothing in this Release shall limit or restrict Executive’s right under the ADEA to challenge the validity of the ADEA release herein in a court of law. However, Executive nevertheless understands that the waiver and release contained in this paragraph still applies to Executive’s ADEA Confirming Release Claims and that Executive has waived all ADEA Confirming Release Claims as part of his execution of this Release. Executive further understands that in any suit brought under the ADEA, Executive would not be entitled to any damages or other relief unless the waiver in this paragraph was deemed to be invalid.
d.Rights Unaffected. Nothing in this Release shall prevent Executive from filing any non-legally waivable claim (including a challenge to the validity of this Release) with the EEOC, SEC, or other Governmental Agency or participating in any investigation or proceeding conducted by the EEOC, SEC or other Governmental Agency or cooperating with such agency; however, Executive understands and agrees that, to the extent permitted by law, Executive is waiving any and all rights to recover from any Company Releasee based on any of the Confirming Release Claims released herein, including any relief that may result from any Governmental Agency proceeding or subsequent legal actions. Nothing herein waives Executive’s right to receive an award for information provided to a Governmental Agency (including, for the avoidance of doubt, any monetary award or bounty from any governmental agency or regulatory or law enforcement authority in connection with any protected “whistleblower” activity), and nothing
Addendum B-2

herein or in any other agreement between Executive and the Company shall prohibit or restrict Executive from (i) initiating communications directly with, cooperating with, providing information or making statements to, causing information to be provided to, or otherwise assisting in an investigation by, any Governmental Agency; (ii) responding to any inquiry or legal process directed to Executive from any Governmental Agency; (iii) testifying, participating or otherwise assisting in any action or proceeding by any Governmental Agency; or (iv) making any disclosures that are protected under the whistleblower provisions of any applicable law. Nothing in this Release requires Executive to obtain prior authorization before engaging in any conduct described in this paragraph or to notify GPRE or any other Company Releasee that Executive has engaged in any such conduct.
2.Return of Company Property. Executive agrees and represents that Executive has returned to GPRE any and all Company property and proprietary or confidential information, including originals and copies thereof (whether in hard copy or electronic form), including, without limitation, electronic equipment (including laptops), books, records and documents, files, memoranda, credit cards, passes, keys, computer access codes, and any other information or property which was in Executive’s possession or under his control.
3.Non-Admission. Nothing herein is an admission by any Company Releasee of any wrongdoing, either in violation of an applicable law or otherwise, and that nothing in this Release is to be construed as such by any person.
4.Consultation with Attorney/Time for Consideration. This is an important legal document, and GPRE hereby advises Executive to consult with an attorney prior to executing this Release. Executive agrees that he has been advised to consult with an attorney regarding this Release and has been given a reasonable period of time to consider this Release. Executive also acknowledges that Executive has voluntarily entered into this Release of his own free will based only upon his own judgment and the terms and conditions set out herein, and in choosing to enter into this Release Executive has not relied on any statement or representation of any Company Releasee not set forth in this Release and the Transition Agreement. Further, Executive acknowledges and agrees Executive has had at least twenty-one (21) calendar days from his receipt of this Release to consider, sign and accept this Release.
5.Revocation Period. Executive understands that he has the right to revoke this Release for a period of seven (7) calendar days after signing it and that this Release shall not become effective or enforceable until the seven (7) calendar day period has expired. In the event Executive exercises Executive’s right to revoke this Release, Executive agrees to notify the Company in writing of such revocation within the seven (7) calendar day period. Such written notice of revocation must be sent via electronic mail to GPRE’s Chief Legal & Administration Officer and sent within the seven (7) calendar day revocation period.
6.Acknowledgement. Executive acknowledges: (a) he has been paid in full all wages due and owing to him for any and all work performed for the Company; (b) he does not have any work-related injuries or illnesses that have not been reported to the GPRE; (c) Executive has read this entire Release; (d) Executive fully understands the terms and effects of this Release, including that this Release releases claims under the Age Discrimination and Employment Act (“ADEA”); and (e) he has freely, knowingly, and voluntarily executed this Release.
Addendum B-3

I HAVE READ THIS CONFIRMING RELEASE AGREEMENT AND, UNDERSTANDING ALL OF ITS TERMS, I SIGN IT AS MY FREE ACT AND DEED.

EXECUTIVE

Todd Becker

Date:

Addendum B-4